                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 1st day of January, 2000, between KG Business Services, Inc., a Pennsylvania corporation (the "Company") and wholly-owned subsidiary of Colonial Direct Business Services, Inc. ("Colonial Direct"), a Delaware corporation and Michael Spoll, an individual ("Employee").

         The Company is a corporation which is engaged in the financial services consulting business from its principal office location at 420 Old York Road, Jenkintown, PA 19046. The Company wishes to employ Employee to provide certain services to the Company and Employee is willing to be employed by the Company to render such services, all in accordance with the terms and conditions specified below and in accordance with the all applicable federal and state statutes, rules and regulations then in effect.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. Engagement. The Company does hereby employ and engage Employee as President and Employee does hereby accept and agree to such employment and engagement and to the dedication of such time and resources as are required to fulfill the responsibilities and requirements commensurate herewith to the full satisfaction of the Board of Directors of The Company.

2. Term. Except as otherwise provided herein, the term of this Agreement shall be for a period of three (3) years (the "Initial Term"), and thereafter automatically shall renew for a successive three year term, at the mutual agreement of the Company and the Employee, unless earlier terminated as provided for herein.

3.  Compensation:

    3.1 Base Salary. The Company shall pay Employee, and Employee agrees to accept from the Company as payment in full for Employee's services hereunder, a base salary of (i) $150,000 per year (the "Base Salary"), payable in accordance with the regular payroll of the Company during the term of this Agreement. The Base Salary shall be subject to modification annually based on the annual net pre-tax profitability of the continuing operations of the Company, as determined from and after the Closing Date, in the Company's sole discretion, provided, however, that the Base Salary shall not be reduced by more than ten (10%) percent annually, during the Initial Term or any renewal term.

    3.2 Bonus. In addition to such Base Salary, Employee shall be entitled to a Bonus which shall be equal to a portion of a pool which shall be allocated by and amongst Employee, Ivan Hantman and Sheldon Teich and funded in an amount equal to fifteen (15%) percent of the annual net pre-tax profits of the continuing operations of Colonial Direct, as determined from and after the Closine Date. Such Bonus shall be calculated and payable not less than 90 days after the end of the Company's fiscal year.

    3.3 Stock Options/Benefit Programs. Employee will be eligible for and be entitled to participate in any stock option or other benefit program created for the benefit of its employees, in such amount as is determined by the Company's Board of Directors or such committee appointed thereby.

    3.4 Expense Allowance. Employer shall pay the reasonable expenses of Employee as are detailed on the attached Schedule A.

    3.5 Forgivable Loan. Provided Employee is an employee in good standing on and after April 1, 2001, the Company shall advance Employee the sum of $120,000, such sum to be in the form of a forgivable loan for a term of five
    (5) years in substantially the form of the Promissory Note attached hereto as Exhibit A.

4. Vacation. Employee shall be entitled to a minimum of four (4) weeks vacation per year, without loss of compensation. Vacation scheduling shall be coordinated with the Company and in accordance with established Office procedures so as not to disrupt the continuity of the business. Accrued vacation not taken at the end of the year in which days have been accrued automatically will be forfeited.

5. Health Benefits. Employee shall be entitled to participate in such health benefits and plans as are made available by the Company to its employees on a usual and customary basis.

6. Confidential Information. Employee acknowledges and agrees that he will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. Employee farther acknowledges and agrees that Employee will not, at any time during or after the term hereof, in any fashion, form, or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, or corporation, in any manner whatsoever, the terms and conditions of this Agreement or any information of any kind, nature or description concerning any matters affecting or relating to the business of the Company ("Confidential Information").

7. Client Information. Employee agrees that (i) all client names, addresses, telephone numbers, files, and records (collectively, "Ciient Records") are and shall remain in the custody and control of the Company, and, except as necessary and permitted for purposes directly related to the operation of the Company or proper client service, or as authorized and required by law or client consent, Employee shall not remove, copy, transfer, or transmit to any person, natural or corporate, any Client Records at any time during the Initial Term or any renewal term; and (ii) an actual or attempted violation of any provision of this Section by Employee, either directly or indirectly, shall be grounds for immediate termination of this Agreement.

         Employee recognizes and agrees that a violation of any of the provisions contained in this Section may cause irreparable damage to the Company, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, the Company shall be entitled to an injunction without the necessity of posting bond therefor in order to restrain any further violation of such provisions. Such right to an injunction shall be in addition to, and not in limitation of, any other rights and remedies the Company may have against Employee, including, but not limited to, the recovery of damages. The terms and conditions of this Section shall survive termination of this Agreement.

8. Non-Competition Agreement. Employee agrees that during the term of this Agreement and for a period of three (3) years thereafter, Employee shall not directly or indirectly compete with the accounting and consulting businesses of the Company, or own, directly or indirectly, any part of or become the employee of, or otherwise render services to, any enterprise which directly or indirectly competes with the accounting and consulting businesses of the Company.

9. Covenant Not To Solicit. Employee agrees that, during the term of this Agreement and for a period of three (3) years thereafter, Employee shall not (i) solicit, encourage or advise clients serviced during the term of this Agreement to obtain or seek services from any entity other than the Company, or (ii) solicit, encourage or advise any employees of the Company to terminate employment with the Company for any reason whatsoever. Employee recognizes and agrees that the limitations set forth in this Section and Section 8 are reasonable and necessary for the protection of the goodwill of the business of the Company. Employee further recognizes and agrees that a violation of any of the provisions contained in either section may cause irreparable damage to the Company, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, the Company shall be entitled to an injunction without the necessity of posting bond therefor in order to restrain any further violation of such provisions. Such right to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the Company may have against Employee, including, but not limited to, the recovery of damages. As used herein, the term "client" shall include any and all clients serviced at any office location at which the Company operates during the term of this Agreement. The terms and conditions of this Section and Section 8 shall survive termination of this Agreement.

10. Representations and Warranties. Employee represents and warrants that he (i) is not subject to any restriction that would prohibit entering into this Agreement, is fully able to perform each of the terms, conditions and covenants hereof, and is not restricted or prohibited from entering into or performing any of the terms or conditions hereof; and (ii) is able to execute and perform under this Agreement without violating or breaching any agreement between Employee and any other person or entity.

         Employee acknowledges and agrees that the truth and accuracy of the representations and warranties contained herein constitute a condition precedent to the Company's obligation to provide compensation pursuant to the terms and conditions of this Agreement.

11. Indemnify. Except to the extent the foregoing is covered by insurance, Employee hereby agrees to indemnify, defend and hold the Company harmless from and against any and all costs. losses, claims, demands and liabilities, including reasonable attorneys' fees and costs, which arise out of or relate to any breach by Employee of any of the terms or conditions of this Agreement; any negligent or intentional wrongful act of Employee; any act or omission of Employee which constitutes negligence; or any other act of Employee not authorized under the terms of this Agreement. If the Company or any of its shareholders or affiliates is made a party to any litigation or obligation or otherwise incurs any loss or expense as a result of Employee's activities unconnected with the Company's business at the Office, Employee shall forthwith upon demand reimburse the Company or such individuals for any and all expenses incurred as a result thereof. The terms and conditions of this Section shall survive termination of this Agreement.

12. Termination By The Company. The Company shall have the right to terminate Employee's employment at any time, for any reason, with or without cause, on thirty (30) days prior written notice. Cause shall be defined as (i) the death or disability of Employee for a period of more than 30 consecutive days, (ii) a material failure of Employee to discharge his employment obligations as reasonably directed by the Company, which is not cured or corrected within thirty (30) days after notice thereof, (iii) conduct by Employee which is violative of law or which involves moral turpitude, or (iv) fraud, embezzlement or theft by Employee of funds belonging to the Company or its subsidiaries or affiliates. In addition, the Company may terminate Employee's employment hereunder in the event of material nonperformance of Employee's duties as an Employee, which is not cured or corrected within thirty (30) days after notice thereof. The term "disability" shall mean for purposes of this Agreement, the inability of Employee to perform full-time regular duties as contemplated hereunder on account of a physical or mental condition for a period of 90 consecutive days, but shall exclude infrequent and temporary incapacity.

    12.1 Termination Payments. In the event the Initial Term is not renewed, or Employee is terminated for any reason other than cause, as defined herein, Employee shall be paid his accrued but unpaid Bonus, plus fifty (50%) percent of the Base Salary due Employee during the remaining balance of the Initial Term or any renewal term. Such payment shall be made within thirty
    (30) days after the Employee's termination. If, however, Employee voluntary terminates this Aareement in accordance with Section 13, or is otherwise terminated for cause, he shall receive no further payments. A termination without cause, or if the Initial Term is not renewed, shall automatically extinguish the provisions of Sections 7, 8 and 9, above and any similar provision in any other documents between Employee and Employer bearing even date herewith as such documents may be amended from time to time.

13. Termination By Employee. Employee may not terminate this Agreement prior to the end of the Initial Term. Thereafter, Employee may terminate this Agreement on thirty (30) days' prior written notice. Notwithstanding the foregoing, in the event the Initial Term is not renewed, or in the event of a material breach of any of the terms hereof by the Company, which breach is not cured within thirty
(30) days after written notice from Employee, Employee may terminate this Agreement and the provisions of Sections 7, 8 and 9 shall be automatically extinguished.

14. Entire Agreement: Amendment. Except as otherwise stated herein, this Agreement sets forth the entire agreement of the parties hereto with respect to the employer-employee relationship between the Company and Employee, and supersedes all prior and contemporaneous agreements, arrangements and understandings. This Agreement may only be amended by the mutual written consent of the Company and Employee.

15. Waiver. No waiver or modification of this Agreement or any covenant, condition, or limitation herein shall be valid unless in writing and duly executed by the parties hereto, and no evidence of any waiver or modification shall affect this Agreement, or the rights or obligations of any parry hereunder, unless such waiver or modification is in writing and duly executed by the parries, hereto. The parties hereto further agree that the provisions of this Section may not be waived except as herein set forth.

16. Assignment. Employee may not assign or delegate any rights, duties or obligations established herein without the prior written consent of the Company, which consent may be withheld in the Company's sole and absolute discretion. The Company may assign this Agreement, in whole or in part, in its sole and absolute discretion with the consent of Employee, which consent shall not be unreasonably withheld or delayed.

17. Notices. All notices or other communications required or permitted hereunder shall be sent in writing to the address as set forth herein.

18. Jurisdiction/Governing Law. The parties hereto submit to the jurisdiction of the courts of the State of Florida for the purpose of resolution of any and all disputes which arise out of, or are related to, this Agreement or an alleged breach thereof This Agreement and performance hereunder shall be construed and enforced, and all actions or proceedings arising out of or related hereto shall be conducted in accordance with the laws of the State in which such services are rendered.

19. Survival. The provisions set forth in Sections 6, 7, 8, 9, 10, and 11 of this Agreement shall survive expiration or termination of this instrument.


                           [signature page to follow)

         IN WITNESS WHEREOF, the parties hereto have executed this instrument, or caused its execution by a duly authorized officer, all as of the day and year first above written.

                                                "EMPLOYER"

                                                KG BUSINESS SERVICES, INC.

                                                By: /s/ Ben Lichtenberg
                                                   -----------------------------
                                                Name:    Ben Lichtenberg
                                                Title:   Vice President
                                                Address: 1499 W. Palmetto
                                                         Boca Raton, Florida



                                                "EMPLOYEE"

                                                /s/ Michael Spoll
                                                --------------------------------
                                                        (Signature)

                                                MICHAEL SPOLL

                                                Address: 433 Copper Beach Circle
                                                         Elkins Park, PA 19027
                                                SS#:     ###-##-####